Exhibit 99.1

                             Joint Filer Information

Names:        Perceptive Life Sciences Master Fund Ltd. and Perceptive
              Advisors LLC

IRS I.D. No.: 980338943 (Master Fund)                   52-2291758 (Advisors)

Address:      c/o First New York Securities, LLC
              850 Third Avenue, 8th Floor
              New York, New York 10022

Designated Filer:               Joseph Edelman

Issuer and Ticker Symbol:       Biosante Pharmaceuticals, Inc. (BPA)

Date of Earliest Transaction (Month/Day/Year)           May 11, 2004

The undersigned, Perceptive Life Sciences Master Fund Ltd. and Perceptive Advisors LLC are jointly filing the attached Initial Statement of Beneficial Ownership on Form 4 with Joseph Edelman with respect to the beneficial ownership of securities of Biosante Pharmaceuticals, Inc.

      PERCEPTIVE LIFE SCIENCES                  PERCEPTIVE ADVISORS LLC
      MASTER FUND LTD.

      By: Perceptive Advisors LLC, its
          investment advisor


      By: /s/ Joseph Edelman                    By: /s/ Joseph Edelman
          ----------------------------              ----------------------------
      Name:  Joseph Edelman                     Name:  Joseph Edelman
      Title: Managing Member                    Title: Managing Member


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